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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-K
                                ________________

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 6, 2006
                                (Date of Report)

                                  June 4, 2006
                        (Date of earliest event reported)
                                ________________

                           INTERNATIONAL PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                                ________________

          NEW YORK                        1-3157                13-0872805
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)

                                 (203) 541-8000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)
                                ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


     On June 4, 2006, International Paper Company (the "Company") entered into an agreement (the "Agreement") to sell its coated and supercalendered papers business (the "Business") to an affiliate of Apollo Management L.P. ("Apollo"). The Business includes four paper mills located in Jay, Maine; Bucksport, Maine; Quinnesec, Michigan; and Sartell, Minnesota.

     The Agreement is among the Company, CMP Investments LP ("Parent") and CMP Holdings LLC, an indirect, wholly-owned subsidiary of Parent ("Buyer").

     The purchase price consists of approximately $1.37 billion in cash plus a $29 million, ten percent limited partnership interest in Parent. This interest includes the right to receive certain additional payments upon the achievement by Apollo of certain investment return hurdles from the Business. The purchase price is subject adjustments for working capital and assumed indebtedness.

     Consummation of the transaction is subject to customary conditions, including, but not limited to the expiration or termination of the applicable Hart-Scott-Rodino waiting period, receipt of certain regulatory approvals and receipt of financing by the Buyer. The transaction is expected to close in mid-summer 2006.

     Pursuant to the Agreement, the Company agreed to provide indemnification following closing to the Buyer for certain matters, including for liabilities that are specifically excluded from the sale transaction, certain environmental liabilities and breaches of representations, warranties or covenants. The Company's indemnification obligations for most representations end 18 months after closing under the Agreement.

     The Agreement contains termination rights for the parties, including the right to terminate if the transaction has not been consummated by the six month anniversary of the Agreement, subject to an automatic extension for an additional two months in certain limited circumstances.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

ITEM 8.01     OTHER EVENTS

On June 5, 2006, the Company issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.


                                      * * *

                           FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. These statements reflect management's current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ mainly relate to: (i) the successful fulfillment (or waiver) of all conditions set forth in the Agreement; (ii) the successful closing of the transaction within the estimated timeframe and (iii) with respect to the Company's announced transactions, the ability of the Company to consummate such transactions and realize such expected proceeds. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the Company's Securities and Exchange Commission filings.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 2.1: Agreement of Purchase and Sale by and between International Paper Company, CMP Investments LP and CMP Holdings LLC, dated as of June 4, 2006.

Exhibit 99.1: Press Release issued by International Paper Company, dated June 5, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERNATIONAL PAPER COMPANY
                                        (Registrant)


                                        By   /s/ Maura A. Smith
                                             -------------------------------
                                        Name:  Maura A. Smith
                                        Title: Senior Vice President, General
                                        Counsel and Corporate Secretary

                                        Date: June 6, 2006

                                  EXHIBIT INDEX

Exhibit 2.1: Agreement of Purchase and Sale by and between International Paper Company, CMP Investments LP and CMP Holdings LLC, dated as of June 4, 2006.

Exhibit 99.1: Press Release issued by International Paper Company, dated June 5, 2006.